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                                  EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of NBT Bancorp, Inc. of our report dated January 21, 2000 relating to the financial statements, which appears in BSB Bancorp, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the references to us under the heading "Experts" in such Registration Statement.





                                   /s/ PricewaterhouseCoopers LLP

Syracuse, New York
July 31, 2000